Exhibit 23.7
[Letterhead of COGENT Realty Advisors, LLC]
October 8, 2010
Shelter Realty II Corporation, as
General Partner of Shelter Realty III
4582 S. Ulster St., Suite 1100
Denver, CO 802372

Re:	Appraisal of Parktown Townhouses (Deer Park, Texas) dated as of June 7, 2010; and Appraisal of Signal Pointe Apartments (Winter Park, Florida) dated as of August 30, 2010
Ladies and Gentlemen:
     We hereby consent to the filing with the Securities and Exchange Commission of our appraisal reports, each in their entirety, referenced above (each, an “Appraisal Report” and together, the “Appraisal Reports”) with the Registration Statement on Form S-4 (the “Registration Statement”) filed by AIMCO-Properties, L.P. and its affiliates (“Aimco”) and the Transaction Statement on Schedule 13E-3 (the “Schedule 13E-3”) filed by Aimco. We also consent to (i) the distribution of copies of each Appraisal Report, each in its entirety, to the limited partners of Shelter Properties II (“SP II”) upon their request in connection with the merger of a subsidiary of Aimco with and into SP II, with SP II as the surviving entity, as described in the Registration Statement (the “Merger”), and (ii) the reference to our firm and the description of the Appraisal Reports in the Registration Statement, including any amendments and/or supplements thereto, that may be filed with the SEC. We further acknowledge that each Appraisal Report, each in its entirety, will be generally available to the public through the filings with the Securities Exchange Commission.
     Aimco agrees to indemnify and hold harmless the undersigned and its affiliates including, without limitation, Cogent Realty Advisors, LLC and its owners, directors, officers and employees (collectively, “CRA”), from and against all damages, expenses, claims and costs (each, a “Loss”), including reasonable attorneys’ fees, incurred in investigating and/or defending any claim arising from or in connection with the use of, or reliance upon, the Appraisal Reports by any person or entity, other than Aimco, in connection with the Merger; provided, however, that Aimco shall not be liable in respect of any Loss resulting from the willful misconduct, gross negligence or bad faith of CRA or from a material factual error in the Appraisal Reports or summary descriptions thereof which have been previously approved by CRA for inclusion in the Registration Statement.

COGENT REALTY ADVISORS, LLC

By:	/s/ Steven Goldberg

	Name:	Steven Goldberg
	Title:	Managing Partner

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